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                                                           EXHIBIT 10.10

                    AUDIO FILE PRODUCTION SERVICES AGREEMENT

         This Agreement is entered into as of July 28, 1999 by and between audiohighway.com, a California corporation ("AH"), and Audio Concepts a New York general partnership ("AC").

         WHEREAS, AH hosts and operates a website currently located on the Internet at (www.audiohighway.com) (the "AH Website"), through which AH encodes certain third-party content for delivery over the Internet and distributes such content to Internet users receiving Internet service from various Internet service providers; and,

         WHEREAS, AH has entered into an agreement with Dow Jones that permits AH to make available the "What's News-Business and Finance and World View," from page A-1 of the print edition of the Wall Street Journal, on the AH website in a streaming audio format; and,

         WHEREAS, AC has the capability to produce audio recordings from written text and convert those recordings into specified digital formats; and,

         WHEREAS, AH is interested in retaining AC to perform such services in connection with AH's agreement with Dow Jones;

         NOW THEREFORE the parties agree as follows:

1.       SERVICES

         AC will provide to AH the following Services:

         a. TEXT FILES: Pursuant to the agreement between AH and Dow Jones, every Monday through Friday Dow Jones will transmit text file versions of the "What's News-Business and Finance and World View" from page A-1 of the print edition of the Wall Street Journal (the "Text Files") to three electronic mailbox addresses designated by AC.

         b. TIMING: AC shall maintain a full production staff to retrieve and download the Text Files between the hours of 2:00 a.m. and 3:00 a.m. Eastern Standard Time ("EST"). If the Text Files have not arrived in the electronic mailboxes by 3:00 a.m. EST, through no fault of AC, AC shall retain its full production staff for as long as is necessary to retrieve and download the text files when they arrive. If AC is required to maintain its production staff beyond 4:00 a.m. EST, AC shall be entitled to Overtime, as defined in Section 2.c. of this Agreement.

         c. PRODUCTION: On each day that AC retrieves and downloads Text Files (Monday through Friday) AC shall produce an audio recording of the Text Files and shall convert such recording to a computer-ready digital format (the "Audio Files"), specified by AH. Once conversion of an audio recording into an Audio File is complete, AC shall transmit such Audio Files (by way of FTP, electronic mail, or other method specified by AH) to a computer server specified by AH (AH shall provide AC with verification, by way of a method to be specified by

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AH, that the Audio Files were received intact and free of errors and / or viruses and considered delivered by AC).

         d. DELIVERY: AC shall transmit the Audio to a computer server specified by AH by no later than 3:00 a.m. EST, or as soon thereafter as practicable.

         e. EQUIPMENT: AC shall provide all necessary equipment to retrieve and download the Text Files, to produce the audio recordings of the Text Files, to convert the audio recordings into Audio files, and to transmit the Audio Files to the server designated by AH (AH shall provide AC with the technical specifications necessary for AC to perform its obligations under this Agreement, including without limitation the information required to transmit the Audio Files to the server designated by AH).

2.       PAYMENT FOR SERVICES

         AH shall pay AC as specified below:

         a. SETUP FEE: The one-time setup fee shall be $10,000. This fee is due and payable upon execution of this Agreement.

         b. PRODUCTION: The weekly production fee shall be $8,000 per month. This fee is to be paid on a monthly basis and is to be received by AC a minimum of one week prior to the start of each production month.

         c. OVERTIME: If AC is required to maintain its production staff beyond 4:00 a.m. EST, solely due to arrival of Text Files later than 3:00 a. m., AC shall be entitled to Overtime. Overtime shall be $400 for each additional hour beyond 4:00 a.m. EST required to complete the retrieval and download of the Text Files. Such Overtime charges shall be invoiced by AC to AH on a monthly basis and AH shall pay such invoices within thirty (30) days after receipt of invoice. AC shall send invoices under this Agreement to:

         AudioHighway.com
         20600 Mariani Avenue
         Cupertino, CA 95014
         Attn: Grant Jasmin
         Facsimile: (408) 255-5591

3.       INDEPENDENT CONTRACTORS

         a. AC is retained by AH only for the purposes set forth in this Agreement. The parties intend that the relationship of AC and its personnel to AH during the term of this Agreement shall be that of independent contractors. Nothing in this Agreement shall be deemed to create a partnership, agency, joint venture, franchise relationship, or employer/employee relationship between AH and AC. AC acknowledges that it is an independent contractor, is not


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an agent or employee of AH, is not entitled to any employment rights or benefits, and is not authorized to act on behalf of AH. All persons AC furnishes to provide Services to AH shall be the employees or subcontractors of AC and shall be neither the employees nor agents of AH. AC shall have exclusive control over its personnel and over the labor and employee relations, and policies relating to wages, hours, working conditions or other conditions of its personnel. AC shall have the exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, discharge and adjust grievances with its personnel. Notwithstanding the foregoing, AH may at any time require AC to remove from any AH related activity, any personnel objectionable to AH.

         b. AC will be solely responsible for all salaries and other compensation of its personnel who provide Services to AH. AC will be solely responsible for making all deductions and withholdings from its employee's salaries and other compensation, and for the payment of all contributions, taxes and assessments.

4.       TERM

         The initial term of this Agreement shall be for the balance of the term of AH's agreement with Dow Jones, and shall thereafter be automatically renewed for successive terms of one calendar year each if AH renews its agreement with Dow Jones, and unless earlier terminated as hereinafter provided or unless either party gives the other written notice of non-renewal at least 30-days prior to the end of the initial term or any renewal term.

5.       CONFIDENTIALITY; OWNERSHIP OF WORK PRODUCT

         a. AH "Confidential Information" shall mean all information, whether in written, verbal, graphic, electronic or any other form, which is disclosed to or observed by AC in the course of its performance of Services hereunder. Confidential Information shall include, without limitation, customer names, customer information, business plans, software, hardware or system designs, specifications, manufacturing processes, documentation, code, and protocols.

         b. AC will treat the terms of this Agreement as AH Confidential Information.

         c. AC shall (i) use AH Confidential Information only in connection with AC's performance of its obligations under this Agreement, and
(ii) will not disclose AH Confidential Information except to its employees, agents, and contractors who have first agreed to be bound by the terms and conditions of this Section and who have a need to know such Confidential Information in connection with the performance of AC's obligations under this Agreement. If requested by AH, AC's employees, agents and contractors who are assigned to work on a AH project shall execute a document satisfactory to AH acknowledging and agreeing to be bound by the terms of this Section 5. In any case, AC shall be responsible and liable for any unauthorized disclosure, publication or dissemination by any of AC's employees, agents or contractors of any AH Confidential Information.


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         d.       All AH Confidential Information and Files in AC's possession or under its custody or control shall be immediately turned over to AH upon the termination of this Agreement.

         e. All Audio Files, computer programs and other ideas and materials developed, invented or discovered by AC, its employees, agents and contractors, either solely or in collaboration with others, which result from or are suggested by any work AC may do for AH (hereinafter collectively referred to as the "Developments") shall be considered as a work made for hire for AH, and will be the sole property of AH. AC agrees to assign to AH its entire right and interest in any such Development, and will execute any documents in connection therewith that AH may reasonably request. AC agrees to enter into agreements with all of its employees, agents and contractors necessary to establish AH's sole ownership in the Developments, and AC agrees to provide AH with copies of such agreements as executed.

6.       WARRANTIES

         AC represents and warrants that, in its performance under this
Agreement:

         a. All Services shall be performed in a workmanlike manner and on time under the terms of this Agreement, and all work product, deliverables, and materials created hereunder shall be in accordance with the highest industry standards according to the applicable description and requirements for such Services as set forth in this Agreement.

         b. AC shall comply with all applicable Federal, state and local laws, rules, regulations and orders in its performance under this Agreement. AC's performance under this Agreement will not violate or in any way infringe upon the rights of third parties, including proprietary information and non-disclosure rights, or trademark, copyright, patent, or other intellectual property rights;

         c. AC is the lawful owner or licensee of all computer programs, software, and other intellectual property used in its performance under this Agreement; such computer programs, software, and other intellectual property have been lawfully developed or acquired by AC and AC has the right to permit AH access to or use of such Computer programs, software, and other intellectual property as required by this Agreement without violating any rights of any third party, and there currently is no actual or threatened suit by any third party based on an alleged violation of such right by AC;

         d. AC has in place an effective disaster recovery plan consisting of one or more alternate sites to which it is capable of immediately shifting its operations under this Agreement so as to minimize disruption to its ability to satisfy its obligations under this Agreement.

         e. Each Audio File AC creates as part of the Services provided hereunder shall precisely and accurately represent the contents of the Text File from which it was created. Specifically, AC warrants and represents that, in producing the Audio Files, it shall pronounce correctly all words in the Text Files that are contained in the Webster III Dictionary, Web Geo,


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and Web Bio reference works (the "Reference Works"). AH shall provide AC, upon
AC's reasonable request, with a phonetic spelling of any word in the Text Files that AC demonstrates is not contained in one of the Reference Works. If AH is unable to provide AC with a phonetic spelling, AC shall make an educated guess as to the word's correct pronunciation.

         f. All computer programs, software, intellectual property and Services provided hereunder are year 2000 compliant, so that when a date after January 1, 2000 is either processed, entered into, or is intended to be generated as a result of the operation of any such software, such software shall not (a) fail or produce incorrect date results, or (b) cause any other programs to fail or generate errors.

         g. AC is a duly organized corporation in good standing and its assets are free and clear of any encumbrances.

         h. AC has the authority to enter into this Agreement and to perform the Services and that upon execution of this Agreement, this Agreement shall be a valid, binding obligation of AC, enforceable in accordance with its terms.

7.       INDEMNIFICATION

         AC shall, at its own expense, defend, indemnify and hold AH and its directors, officers, employees and agents from and against any and all claims, demands, suits, or causes of action (hereinafter "Claims") which result or are claimed to result in whole or in part from any act or omission of AC or its employees, agents or contractors, or which are based upon or make the contention that any of the materials supplied by AC to AH or used by AH in the manner recommended by AC, in whole or in part, constitute infringement of any trademark, trade secret, statutory copyright, patent, common law right, title or slogan, unless the infringing material was furnished to AC by AH, or which result from the alleged or actual violation by AC of any applicable law, statute or regulation, or which are based upon a failure of Services to conform to the Warranties in this Agreement. Notwithstanding the foregoing, AC shall not be liable for damage to third parties to the extent caused solely by the active and gross negligence of AH. The obligations of AC under this section shall be independent of any other obligation of AC hereunder.

8.       NO LIENS

         No mechanics' lien, notice, claim or action thereon shall be filed by AC, or any person or entity acting through AC, for services under this Agreement. Where applicable, AC shall, upon request of AH, deliver to AH, contemporaneously with any payment, recordable partial waivers of lien for any partial payments, and recordable final waiver of lien for the final payment.

9.       TERMINATION.

         a. Either party may terminate this entire Agreement prior to its expiration date, with or without good cause shown, without penalty and without liability for damages as a result of


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such termination, upon 60 days written notice to the other. In the case of AC's gross negligence or non-performance, AH may terminate this Agreement immediately upon written notice to AC.

         b. If this agreement between AH and Dow Jones is cancelled at any time during the Term of this Agreement, and such cancellation is not attributable to conduct on the part of AC, this Agreement shall be cancelled automatically as of the same date.

         c. Upon termination of Services then in process, AH shall only be liable for payment of fees earned as a result of Services actually performed under this Agreement prior to the date of termination.

10.      ADVERTISING

         AC agrees that it will not use the names, service marks and/or trademarks of AH or any of its affiliated companies, or reveal the existence of this Agreement or its terms and conditions in any manner without the express prior written consent of AH.

11.      GENERAL

         a. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided, however, no assignment by either party shall be of any force except with the prior written consent of the other party.

         b. The rights and duties of the parties will be governed by the local law of the State of California, excluding any choice-of-law rules that would require the application of the laws of any other jurisdiction.

         c. All notices required or permitted to be given by one party to the other under this Agreement shall be deemed given (i) when delivered personally on a business day, (ii) five days after deposit in the U.S. mail, certified or registered, postage prepaid, (iii) the business day when delivered if delivered by a nationally recognized courier, or (iv) the business day upon which facsimile transmission is complete before 4 p.m., provided that such transmission is followed by notice under one of methods "(i)" through "(iii)" above. Notice by either party to the other shall be given at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party:

         If to AH                   AudioHighway.com
                                    20600 Mariani Avenue
                                    Cupertino, CA 95014
                                    Attn:  Grant Jasmin
                                    Facsimile:  (408) 255-5591


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         If to AC:                  Audio Concepts
                                    67 Wall Street, Suite 2411
                                    New York, NY 10005
                                    Attn: Eric Wood
                                    Facsimile (212) 943-2300

         d. If any term or provision is held invalid or unenforceable in any respect, such invalid and unenforceable term or provision shall be amended automatically to provide its nearest enforceable economically equivalent term or provision. The invalidity or unenforceability of any particular term or provision of this Agreement shall not affect the other terms or provisions hereof, which shall continue in full force and effect.

         e. SIGNATURES. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement. Each party may rely on a facsimile signature on this Agreement, and each party shall, if the other party so requests, provide an originally signed copy of this Agreement to the other party.

         f. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the party with respect to such future performance shall continue in full force and effect.

         g. This Agreement constitutes the complete, final and exclusive statement of the terms of the agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions of the parties. No modification or rescission of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         IN WITNESS WHEREOF, AC and AH have caused this Agreement to be executed by persons duly authorized as of the date of first above stated.

AudioHighway.com.                      Audio Concepts

By:    /s/ [ILLEGIBLE]                 By:  /s/ Eric Wood
   ------------------------------         ----------------------------

Title: President                       Title:  President
      ---------------------------            -------------------------


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